Exhibit 23.1

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises Gateway building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Galapagos NV General De Wittelaan L11a3 2800 Mechelen

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Galapagos NV (the “Company”) of our report dated 22 March 2018 relating to the consolidated financial statements of the Company and its subsidiaries, appearing in the Annual Report on Form 20-F of the Company for the year ended 31 December 2017.

Zaventem, 29 May 2018

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren / Réviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL

Represented by Gert Vanhees

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863—RPR Brussel/RPM Bruxelles—IBAN BE 17 2300 0465 6121—BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited